UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 2, 2005
GATX Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-2328 (Commission File) Number)	36-1124040 (IRS Employer Identification No.)
500 West Monroe Street
Chicago, Illinois 60661-3676
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06      Material Impairments.
On December 2, 2005, GATX Corporation (“GATX” or the “Company”) announced that it will sell up to $450 million of aircraft assets (including wholly-owned and joint venture aircraft) and determined that a material impairment charge was required. In connection with these actions, GATX expects to record in the fourth quarter of 2005 a non-cash impairment charge in the range of $180-$210 million ($110-$130 million after-tax) to reflect the write-down of the affected aircraft and aircraft joint venture investments to their estimated fair values. The Company does not anticipate any material future cash expenditures associated with the sales. The sales are expected to be substantially completed by the end of 2006. Changes in estimates of fair values and differences between estimated and actual sales prices may result in incremental losses or gains in future periods.
On December 2, 2005, the Company issued a press release describing the above-referenced charges and disclosing other information. A copy of this press release is attached hereto as an Exhibit 99.1.
Item 9.01      Financial Statements and Exhibits.
          (c)      Exhibits
          Exhibit 99.1      Press Release dated December 2, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION

(Registrant)
/s/ Robert C. Lyons

Robert C. Lyons
Vice-President, Chief
Financial Officer
(Duly Authorized Officer)
Date: December 5, 2005

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Press Release of GATX Corporation, dated December 2, 2005.	Filed Electronically